UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2014

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36159	94-3120386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 18, 2014, the U.S. District Court for the Eastern District of Missouri, upon a joint motion of the parties, dismissed without prejudice the purported shareholder derivative action filed on December 2, 2011, by Carl Zorn against the directors of Stereotaxis, Inc. (the “Company”) and the Company as a nominal defendant. Previously, on March 18, 2014, the U.S. District Court for the Eastern District of Missouri granted the Company’s motion to dismiss the purported securities class action filed on October 7, 2011, against the Company and two of the Company’s past executive officers by Kevin Pound, and the Court entered judgment in favor of the defendants and against the plaintiff in that case. The plaintiffs did not file a notice of appeal prior to the deadline of April 17, 2014. With the dismissal of these lawsuits, the Company is no longer a party to any shareholder litigation.

More information about these lawsuits is set forth in the disclosures in the Company’s periodic reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: August 7, 2014	By:	/s/ Karen Witte Duros
Name: Karen Witte Duros
Title: Sr. Vice President, General Counsel